Exhibit 10.39

REVISED SUMMARY OF COMPENSATION ARRANGEMENT

APPLICABLE TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

As of March 12, 2008, the following represents the compensation of the executive officers of NMT Medical, Inc. (the “Company”):

	2008 Compensation
Executive Officer	Annual Salary	Bonus for Work Performed in 2007	Shares Underlying Stock Options Granted in 2007
John E. Ahern President and Chief Executive Officer	$460,000	$55,000	45,750
Richard E. Davis Executive Vice President and Chief Financial Officer	$345,000	$43,000	31,750